Exhibit 5.1

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O’Melveny & Myers LLP T: +1 212 326 2000                    File Number:
F: +1 212 326 2061 T: +1 212 326 2000                    0134980-00008
F: +1 212 326 2061         omm.com
1301 Avenue of the Americas
Suite 1700
New York, NY 10019-6022

September 18, 2026

CapsoVision, Inc.
18805 Cox Avenue, Suite 250 Saratoga, CA 95070

Re:    Offering of 3,163,444 Shares of Common Stock of CapsoVision, Inc.

Ladies and Gentlemen:
We have acted as special counsel to CapsoVision, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of 3,163,444 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to a securities purchase agreement, dated September 17, 2026 (the “Securities Purchase Agreement”), among the Company and the purchasers named therein. The Shares are being offered and sold pursuant to the registration statement on Form S-3 (File No. 333-298315) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 13, 2025 and declared effective by the Commission on August 21, 2026, and the prospectus supplement (the “Prospectus Supplement”), dated September 17, 2026, relating to the offering of the Shares and filed with the Commission.
In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:
(i) the Registration Statement;

(ii) the Prospectus Supplement;

(iii) the Securities Purchase Agreement;

(iv) the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Certificate of Incorporation”);

(v) the Amended and Restated Bylaws of the Company, including all amendments thereto, as presently in effect (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); and

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC
Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore

(vi) resolutions of the Board of Directors and the Audit Committee of the Company adopted on September 17, 2026 relating to the offering and sale of the Shares and related matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the incorporation by reference of this letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed on or about the date hereof, for incorporation by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and related prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,

/s/ O'Melveny & Myers LLP